As filed with the Securities and Exchange Commission on May 16, 1994
                                                     Registration No. 33-33929



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ______________________

                        POST EFFECTIVE AMENDMENT NO. 1
                                     TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            ______________________


                         GENERAL SIGNAL CORPORATION
            (Exact name of registrant as specified in its charter)


            New York                                            16-0445660
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                            Identification No.)


                               High Ridge Park
                         Stamford, Connecticut 06904
                                (203) 329-4100
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)

                          _________________________

                         Edgar J. Smith, Jr., Esquire
                          General Signal Corporation
                               High Ridge Park
                         Stamford, Connecticut 06904
                                (203) 329-4100
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                          _________________________

                               With a copy to:

                           W. Leslie Duffy, Esquire
                           Cahill Gordon & Reindel
                                80 Pine Street
                           New York New York 10005
                                  (212) 701-3000

                          _________________________


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                     CALCULATION OF REGISTRATION FEE

Title of each class                                  Proposed maximum   Proposed maximum     Amount of
of securities                       Amount to be     offering price    aggregate offering    registration
to be registered                    registered         per unit            price             fee
Debt Securities..............          (1)(3)(5)         (2)           (1)(2)(3)               N/A
Debt Warrants................          (1)(6)            (2)           (1)(2)(6)               N/A
Preferred Stock (par value
 $1.00 per share)............          (1)(4)(5)         (2)           (1)(2)(4)               N/A
Preferred Stock Warrants.....          (1)(6)            (2)           (1)(2)(6)               N/A
Common Stock (par value
 $1.00 per share)............          (1)(5)            (2)           (1)(2)(5)               N/A
Common Stock Warrants........          (1)(6)            (2)           (1)(2)(6)               N/A
    Total....................         $300,000,000       (2)          $300,000,000            $      (7)
                               _________________________

(1)   In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $300,000,000.  Any securities reg-
      istered hereunder may be sold separately or as units with other securities regis-
      tered hereunder.

(2)   The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)   Subject to Footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities (which may be senior or subordinated).

(4)   Subject to Footnote (1), there are being registered hereunder an indeterminate number of shares of Preferred Stock (par value $1.00 per share) as may be sold, from time to time, by the Registrant.

(5)   Subject to Footnote (1), there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Regis-
      trant, or, as may be issuable upon conversion of the Preferred Stock or certain
      Debt Securities registered hereby.

(6)   Subject to Footnote (1), there are being registered hereunder an indeterminate number of Preferred Stock Warrants, Common Stock Warrants and Debt Warrants rep-
      resenting rights to purchase Preferred Stock, Common Stock and Debt Securities, respectively, registered pursuant to this Registration Statement.

(7)   Pursuant to Rule 457 of the rules and regulations under the Securities Act of
      1933, as amended, no additional filing fee is required.

                                  _________________________

          The Registrant hereby amends this registration state-ment on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amend-ment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.


          Pursuant to Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, this post-effective amendment also consti-tutes a post-effective amendment with respect to $75,000,000 principal amount of unissued debt securities previously regis-tered under Registrant's registration statement on Form S-3 (File No. 33-25926).

______________________________________________________________

           SUBJECT TO COMPLETION, DATED MAY 16, 1994

*******************************************************************
* INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMEND- *
* MENT.  A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURI-   *
* TIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMIS-    *
* SION.  THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY   *
* BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        *
* BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN     *
* OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL  *
* THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH     *
* SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO     *
* REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY  *
* SUCH STATE.                                                     *
*******************************************************************
                  GENERAL SIGNAL CORPORATION

                        Debt Securities
                        Preferred Stock
                         Common Stock
                              and
                           Warrants


          General Signal Corporation (the "Company") may offer, from time to time, in one or more series, its unsecured senior debt securities (the "Senior Debt Securities"), warrants to purchase Senior Debt Securities (the "Senior Debt Securities Warrants"), its unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), warrants to purchase Subordinated Debt Securities (the "Subordinated Debt Securities Warrants" and, together with the Senior Debt Securities War-rants, the "Debt Warrants"), shares of its Preferred Stock, par value $1.00 per share (the "Preferred Stock"), warrants to pur-chase Preferred Stock (the "Preferred Stock Warrants" ), shares of its Common Stock, par value $1.00 per share (the "Common Stock") and warrants to purchase Common Stock (the "Common Stock Warrants"). The Debt Securities Warrants, together with the Preferred Stock Warrants and the Common Stock Warrants are collectively referred to herein as the "Securities Warrants." The Senior Debt Securities, the Subordinated Debt Securities, the Preferred Stock, the Common Stock and the Securities War-rants are collectively referred to herein as the "Securities." The Securities will have a maximum aggregate offering price of $300,000,000 (or the equivalent thereof in foreign currency or currency units) and will be offered on terms to be determined by market conditions at the time of sale.

          The Securities may be offered separately or together, in separate series, in amounts and at prices and on terms to be set forth in an accompanying prospectus supplement (a "Prospec-tus Supplement"). In addition, the specific terms of the Secu-rities in respect of which this Prospectus is being delivered, and, whether such Securities will be listed on a national secu-rities exchange, will be set forth in an accompanying Prospec-tus Supplement.

          The Senior Debt Securities, if issued, will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company, and, the Subordinated Debt Securi-ties, if issued, will be unsecured and subordinated to all pre-sent and future Senior Indebtedness (as defined) of the Com-pany. See "Description of Debt Securities."

                      ___________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
          THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                CONTRARY IS A CRIMINAL OFFENSE.
                     ____________________

          The Securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of the Company or any underwriter is involved in the sale of the Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution."
                    ____________________

     This Prospectus may not be used to consummate sales of
                Securities unless accompanied by
                    a Prospectus Supplement.
                    ____________________

     The date of this Prospectus is              , 1994.

          No dealer, salesman, or any other person has been authorized to give any information or to make any representa-tions other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been autho-rized by the Company or any underwriter, dealer, or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy Securities by anyone in any jurisdiction in which the offer or solicitation is not autho-rized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation.

                    AVAILABLE INFORMATION

          The Company is subject to the informational require-ments of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 15th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washing-ton, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange and the Pacific Stock Exchange and such material can also be inspected at the offices of such exchanges. The offices of such exchanges are: the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California 94104.

          The Company has filed with the Commission a regis-tration statement (the "Registration Statement") under the Securities Act of 1933 with respect to the Securities covered
by this Prospectus.   This Prospectus does not contain all the
information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Reg-istration Statement and to the exhibits relating thereto for further information with respect to the Company and the Secu-rities covered by this Prospectus.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference herein its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1993, (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994, (iii) report on Form 8-K dated March 7, 1986, previously filed with the Commission under File No. 1-996 and (iv) report on Form 8-K dated June 21, 1990, previously filed with the Commission under File No. 1-996. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the securities offered hereby shall be deemed incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing such docu-ments. Any statement contained herein or in a document incor-porated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each per-son to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifi-cally incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests should be directed to General Signal Corporation, High Ridge Park, Box 10010, Stamford, Connecticut 06904, Attention: Vice Presi-dent, General Counsel and Secretary (telephone
(203) 329-4100).

                          THE COMPANY

          The Company, incorporated in New York in 1904, designs, manufactures and sells equipment and instruments for the process control, electrical, automotive, mass transporta-tion and telecommunications industries. The Company serves these markets through three product sectors: Process Controls, Electrical Controls, and Industrial Technology.

          Process Controls' major markets include the chemical, pulp and paper, industrial/municipal water and wastewater treatment, food and beverage, petroleum and petrochemical, life sciences and industrial laboratory research, electric utility and primary and fabricated metals processing industries. The Process Controls operating units, Aurora Pump, DeZurik, Kinney Vacuum, Leeds & Northrup, Lightnin and Revco/Lindberg, manufac-ture and sell centrifugal and wastewater pumps; industrial valves; high vacuum pumps; electronic measurement and control instrumentation; mechanical mixers, industrial aerators and electronically controlled feeders and scales; ultra low tem-perature laboratory freezers and carbon dioxide incubators; and heat processing equipment.

          Electrical Controls' major markets are the electronic equipment, non-residential construction, electric utility, petroleum and petrochemical, broadcast, and small appliance industries. The Electrical Controls operating units, Dielec-tric Communications, GS Building Systems Corp., GS Electric, O-Z/Gedney and Sola Electric manufacture and sell broadcast transmission equipment and antennas; fire alarm and emergency lighting systems, and signalling devices; electric motors; firestop products, heat-trace products, transformers, and power distribution switching equipment; electrical fittings, spe-cialty fittings and enclosures; and power conditioning equipment.

          Industrial Technology's principal markets are the telecommunications, auto and transit industries. Telecommuni-cations products, manufactured by the Tau-tron and Telenex units, include a comprehensive range of test instruments and systems, transmission equipment, and data-network diagnostic and management systems. The GFI-Genfare and Metal Forge units' products include electronic fareboxes, turnstiles and vending equipment, and cold-forged solid and tubular metal components for automobiles and bicycles, respectively.

          The Company's principal executive offices are located at High Ridge Park, Stamford, Connecticut 06904. The Company's phone number is (203) 329-4100.

                        USE OF PROCEEDS

          Except as otherwise provided in the Prospectus Sup-plement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the reduction of outstanding indebtedness, working capital increases, capital expenditures and possible acquisitions.

                DESCRIPTION OF DEBT SECURITIES

          Senior Debt Securities may be issued from time to time in series under an indenture (the "Senior Indenture"), between the Company and a trustee to be identified in the applicable Prospectus Supplement (the "Senior Trustee"). The Senior Indenture has been filed as an exhibit to the Registra-tion Statement of which this Prospectus is a part. Subordi-nated Debt Securities may be issued from time to time in series under an indenture (the "Subordinated Indenture") between the Company and a trustee to be identified in the applicable Pro-spectus Supplement (the "Subordinated Trustee"). The Subordi-nated Indenture has been filed as an exhibit to the Registra-tion Statement of which this Prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definitions therein of certain terms, copies of which are included or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms used herein and not defined shall have the meanings assigned to them in the relevant Indenture. The particular terms of the Debt Securities and any variations from such gen-eral provisions applicable to any series of Debt Securities will be set forth in the Prospectus Supplement with respect to such series.

General

          Each Indenture provides for the issuance of Debt Securities in one or more series with the same or various maturities at par or at a discount. Any Debt Securities bear-ing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special consider-ations applicable to any such discounted Debt Securities ("Dis-counted Securities") will be described in the Prospectus Sup-plement relating thereto. Neither Indenture limits the amount of Debt Securities that can be issued thereunder.

          Reference is made to the Prospectus Supplement for the following terms, if applicable, of the Debt Securities offered thereby: (1) the designation, aggregate principal amount, currency or composite currency and denominations;
(2) the price at which such Debt Securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be pay-able; (4) the interest rate (which may be fixed or variable), if any; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the manner of paying principal or interest; (7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by the Company; (9) the terms of any redemption at the option of Holders; (10) whether such Debt Securities are to be issuable as registered Debt Securities, bearer Debt Securi-ties, or both, and whether and upon what terms registered Debt Securities may be exchanged for bearer Debt Securities and vice versa; (11) whether such Debt Securities are to be represented in whole or in part by a Debt Security in global form and, if so, the identity of the depositary ("Depositary") for any glo-bal Debt Security; (12) any tax indemnity provisions; (13) if the Debt Securities provide that payments of principal or interest may be made in a currency other than that in which Debt Securities are denominated, the manner for determining such payments; (14) the portion of principal payable upon acceleration of a Discounted Security); (15) whether and upon what terms Debt Securities may be defeased; (16) any events of default or restrictive covenants in addition to or in lieu of those set forth in the Indentures; (17) provisions for elec-tronic issuance of Debt Securities or for Debt Securities in uncertificated form; (18) the terms, if any, upon which the Debt Securities will be convertible into or exchangeable for other securities or other property of the Company or another person; and (19) any additional provisions or other special terms not inconsistent with the provisions of the Indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Debt Securities.

Ranking of Debt Securities

          The Senior Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordi-nated debt of the Company.

          The obligations of the Company pursuant to any Subor-dinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness of the Company. "Senior Indebted-ness" of the Company is defined to mean the principal of (and premium, if any) and interest on (a) any and all indebtedness and obligations of the Company (including indebtedness of oth-ers guaranteed by the Company) other than the Subordinated Debt Securities, whether or not contingent and whether outstanding on the date of the Subordinated Indenture or thereafter cre-ated, incurred or assumed, which (i) are for money borrowed;
(ii) are evidenced by any bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any property, business, or asset of any kind; (iv) are obligations of the Company as lessee under any and all leases of property, equipment or other assets required to be capital-ized on the balance sheet of the lessee under generally accepted accounting principles; (v) are reimbursement obliga-tions of the Company with respect to letters of credit; and
(b) any deferrals, amendments, renewals, extensions, modifica-tions and refundings of any indebtedness or obligations of the types referred to above; provided that Senior Indebtedness shall not include (i) the Subordinated Debt Securities;
(ii) any indebtedness or obligation of the Company which, by its express terms or the express terms of the instrument creat-ing or evidencing it, is not superior in right of payment to the Subordinated Debt Securities; or (iii) any indebtedness or obligation incurred by the Company in connection with the pur-chase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

          The Subordinated Indenture does not contain any limi-tation on the amount of Senior Indebtedness which may be here-after incurred by the Company.

          In the event of any default in the payment of the principal of, or interest on, any Senior Indebtedness in an aggregate principal amount of at least $5,000,000 or any default permitting the acceleration of Senior Indebtedness in an aggregate amount of at least $5,000,000 where notice of such default has been given to the Company, no payment with respect to the principal of or interest on the Subordinated Debt Secu-rities will be made by the Company unless and until such default has been cured or waived. Upon any payment or distri-bution of the Company's assets to creditors of the Company in a liquidation or dissolution of the Company, or in a reorganiza-tion, bankruptcy, insolvency, receivership or similar proceed-ing relating to the Company or its property, whether voluntary or involuntary, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of or premium, if any, or interest on the Subordinated Debt Secu-rities. By reason of such subordination, in the event of insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Sub-ordinated Debt Securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Debt Securities.

Covenants

          The Senior Indenture contains, among others, the cov-enants summarized below, which will be applicable (unless waived or amended) so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the Prospectus Supplement.

          Limitations on Liens. If the Company or any Restricted Subsidiary shall incur, issue, assume or guarantee or suffer to exist any evidence of indebtedness for money bor-rowed ("Debt") secured by a mortgage, pledge or lien ("Mort-gage") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Limitations on Sale and Lease-Back Transactions" below), would not exceed 20% of Consolidated Capitalization (as defined below).

          The above restriction will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Sub-sidiary or Mortgages existing at the date of the Senior Inden-ture, (b) Mortgages in favor of the Company or a Restricted Subsidiary, (c) Mortgages in favor of governmental bodies to secure (i) progress, advance or other payments pursuant to any contract or provision of any statute or (ii) Debt incurred to finance the construction or improvement of the property subject to the lien, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisi-tion through merger or consolidation) and purchase money and construction Mortgages which are entered into within 365 days of such purchase or construction, (e) Mortgages in favor of any customer to secure advance payments in the ordinary course of business, and (f) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (e) inclusive.

          Limitations on Sale and Lease-Back Transactions. Neither the Company nor any Restricted Subsidiary (as defined below) may enter into any sale and lease-back transaction with respect to a Principal Property (as defined below) (except for transactions involving leases for a term, including renewals, of not more than three years and except for transactions between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), the acquisition of which, or comple-tion of construction and commencement of full operation of which, has occurred more than 365 days prior to such sale and lease-back transaction, unless (a) the Company or such Restricted Subsidiary could create Indebtedness secured by a Mortgage on such property pursuant to the "Limitations on Liens" covenant in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the Debt Securities, or (b) within 365 days of the sale, the Company applies an amount equal to the net proceeds from the sale to the retirement (other than in satisfaction of any mandatory sinking fund obligations) of the Debt Securities, other indebtedness of the Company ranking on a parity with the Debt Securities or any indebtedness of a Restricted Subsidiary, subject to reduction as set forth in the Indenture, or expends an amount equal to such net proceeds for the acquisition or construction of a Principal Property or effects a combination of such retirements and expenditures.

          "Attributable Debt" means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate implicit in the term of such lease) required to be paid by such person under such lease during the remaining term thereof.

          "Consolidated Capitalization" means the sum of Con-solidated Debt and Consolidated Net Worth.

          "Consolidated Debt" means the sum of all Debt of the Company and its Consolidated Subsidiaries, all indebtedness secured by assets of (and whether or not assumed by) the Com-pany or any Consolidated Subsidiary (which indebtedness shall be valued at the lesser of the outstanding principal amount thereof or the book value of such assets), all capitalized lease liabilities of the Company and Consolidated Subsidiaries and all outstanding obligations under guarantees and similar undertakings with respect to any such indebtedness or liabili-ties of persons other than the Company and Consolidated Subsid-iaries which is required to be reflected on the Company's bal-ance sheet (excluding any note thereto) in accordance with GAAP.

          "Consolidated Net Worth" means the par value (or value stated on the books of the Company) of the Capital Stock of all classes of the Company and its Consolidated Subsidiaries issued and outstanding, plus (or minus in the case of a surplus deficit), the amount of the consolidated surplus, whether capi-tal or earned, of the Company and its Consolidated Subsidiaries.

          "Consolidated Subsidiary" means any Subsidiary the accounts of which are consolidated with those of the Company in accordance with GAAP.

          "Principal Property" means all real and tangible per-sonal property owned by the Company or a Restricted Subsidiary constituting a part of any manufacturing or processing plant located within the United States, exclusive of any property which the Company shall have determined is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety. Such determination shall be evidenced by an Officers' Certificate delivered to the Trustee. In the absence of any such Officers' Certificate, the Senior Trustee may be entitled to assume that any manufacturing or processing plant within the United States of the Company or a Restricted Subsidiary is a Principal Property.

          "Restricted Subsidiary" means (a) any Subsidiary of the Company other than (i) any Subsidiary substantially all the physical property of which is located, and substantially all the business of which is carried on, outside the United States of America, (ii) any Subsidiary the primary business of which consists of owning real property leased to the Company or any Subsidiary, or (iii) any Subsidiary primarily engaged in the business of a commercial finance company; and (b) any Subsid-iary referred to in (i), (ii) or (iii) above which the Company shall designate as a Restricted Subsidiary.

          The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsid-iaries or by the Company and one or more other Subsidiaries.

Global Securities

          The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relat-ing to such series. Global Securities will be issued in regis-tered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Notes in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

          The specific terms of the depositary arrangement with respect to Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all Depositary arrangements.

          Upon the issuance of a Global Security, the Deposi-tary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Security to the accounts of institutions that have accounts with such Deposi-tary ("Participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities, by cer-tain agents of the Company or by the Company, if such Debt Securities are offered and sold directly by the Company. Own-ership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interest through Participants. Ownership of beneficial interest in such Global Security will be shown on, and the transfer of that own-ership will be effected only through, records maintained by the Depositary with respect to Participants' to beneficial owners' interests. The laws of some states require that certain pur-chasers of securities take physical delivery of such securities in definitive form. Such ownership limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

          So long as the Depositary for a Global Security, or its nominee, is the holder of such Global Security, such Depositary or such nominee, as the case may be, will be consid-ered the sole owner or holder of the Debt Securities repre-sented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series repre-sented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

          Principal and interest payments on Debt Securities registered in the name of or held by a Depositary or its nomi-nee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security repre-senting such Debt Securities. The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal or interest in respect of a Global Securi-ties, will immediately credit Participants' accounts with pay-ments in amount proportionate to their respective beneficial interest in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expect that payments by Participants to owners of beneficial interest in such Global Security held through such Participants will be governed by standing instructions and customary prac-tices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants. None of the Company, the Trustee for such Debt Securities, any paying agent or any registrar for such Debt Securities will have any respon-sibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such benefi-cial ownership interests.

          If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue a Depositary and suc-cessor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securi-ties representing the Debt Securities of such a series repre-sented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities.

Interest and Foreign Currency

          Principal, premium, if any, and interest will be pay-able, and the Debt Securities will be transferable, in the man-ner described in the Prospectus Supplement relating to such Debt Securities.

          If any of the Debt Securities are sold for any for-eign currency or currency unit or if principal of, premium, if any, or any interest on any of the Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other informa-tion with respect to such issue of Debt Securities and such foreign currency or currency unit will be specified in a Pro-spectus Supplement.

Consolidation, Merger, Sale or Conveyance

          The Indentures provide that the Company may not con-solidate with or merge into any other person or convey, trans-fer or lease its properties and assets substantially as an entirety to any person and the Company shall not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) the successor corporation shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume by a supplemental inden-ture all obligations of the Company under the applicable Inden-ture, the Debt Securities issued under such Indenture and any coupons pertaining thereto; (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Com-pany or such Subsidiary at the time of such transaction, no Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; (iii) if, as a result of any such transaction a Principal Property would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Senior Indenture, the Company or such succes-sor Person, as the case may be, secures the Senior Debt Securi-ties equally and ratably with or prior to such Lien. The suc-cessor shall be substituted for the Company and thereafter all obligations of the Company under the applicable Indenture, the Debt Securities issued under such Indenture and any coupons pertaining thereto shall terminate.

Events of Default; Waiver and Notice Thereof;
Debt Securities in Foreign Currencies

          As to any series of Debt Securities, an Event of Default occurs if

          (1) the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default contin-ues for a period of 30 days;

          (2) the Company defaults in the payment of the prin-cipal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and the Default continues for a period of five days;

          (3) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after notice is given by the Holders of at least 25% in principal amount of the series of Debt Secu-rities issued under the applicable Indenture; and

          (4) certain events of bankruptcy, insolvency and reorganization occur with respect to the Company.

          If an Event of Default occurs and is continuing with respect to any series of Debt Securities, the applicable Trus-tee, by notice to the Company, or the holders of at least 25% in principal amount of the Debt Securities of the series, by notice to the Company and the Trustee, may declare the princi-pal (or, in the case of Discounted Securities, the portion thereof specified in the terms thereof) and accrued interest thereon on all Debt Securities of the series to be immediately due and payable. Upon certain conditions such declarations may be annulled and past defaults (except for defaults in the pay-ment of principal of, any premium on, or any interest on, such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series.

          Under the Indentures, each Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); pro-vided, that except in the case of a default in the payment of principal of, any premium on, or any interest on, any of the Debt Securities, or default in the payment of any sinking fund installment or analogous obligations, a Trustee shall be pro-tected from withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series; provided, further, that in the case of a covenant default no such notice shall be given until at least 90 days after the occurrence thereof.

          No holder of any Debt Securities of any series may institute any action under the applicable Indenture unless
(a) such holder shall have given the Trustee thereunder written notice of a continuing Event of Default with respect to the Debt Securities of such series, (b) the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series shall have requested the Trustee to pursue reme-dies in respect of such Event of Default, (c) such holder or holders shall have offered the Trustee indemnity satisfactory to such Trustee, (d) the Trustee shall have failed to institute an action for 60 days thereafter and (e) no inconsistent direc-tion shall have been given to the Trustee during such 60-day period by the holders of a majority in principal amount of out-standing Debt Securities of such series.

          The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to certain limita-tions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exer-cising any trust or power conferred on the Trustee with respect to such series of Debt Securities. The Indentures provide that in case an Event of Default shall occur and be continuing, each Trustee, in exercising its rights and powers under the Inden-tures, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The Indentures further provide that the Trustee shall not be required to expand or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under such Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or lia-bility is reasonably assured to it.

          The Company must furnish to each Trustee within 120 days after the end of such fiscal year of the Company a state-ment signed by certain officers of the Company to the effect that the Company is not in default in the performance and observance of the terms of the relevant Indenture or, if the Company is in default, specifying such default.

          If any Debt Securities are denominated in currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action as herein described, the principal amount of such Debt Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the mar-ket rate of exchange into United States dollars for the cur-rency in which such Debt Securities are denominated (as evi-denced to the relevant Trustee by an Officers' Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the relevant Trustee as provided in the applicable Indenture.

          If any Debt Securities are Discounted Securities, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action herein described, the principal amount of such Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof.

Modification of Indentures

          Unless the resolution establishing the terms of a series otherwise provides, the applicable Indenture and the Debt Securities or any coupons of the series may be amended, and any default may be waived as follows: the Debt Securities and the applicable Indenture may be amended with the consent of holders of a majority in principal amount of the Debt Securi-ties of all series affected voting as one class. A default with respect to a series may be waived with the consent of the holders of a majority in principal amount of the Debt Securi-ties of the series. However, without the consent of each holder affected, no amendment or waiver may (1) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver, (2) reduce the interest on or change the time for payment of interest on any Debt Security, (3) change the fixed maturity of any Debt Security, (4) reduce the princi-pal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due on acceleration thereof, (5) change the currency in which princi-pal or interest on a Debt Security is payable, (6) waive any default in payment of interest on or principal of a Debt Secu-rity or (7) change certain provisions of the applicable Inden-ture regarding waiver of past defaults and amendments with the consent of holders other than to increase the principal amount of Debt Securities required to consent. Without the consent of any holder, either Indenture, the Debt Securities or any cou-pons may be amended to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption of Company obliga-tions to holders in the event of a merger or consolidation requiring such assumption; to provide that specific provisions in the applicable Indenture not apply to a series of Debt Secu-rities not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any holder.

Defeasance

          Debt Securities of a series may be defeased in accor-dance with their terms and, unless the resolution establishing the terms of the series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or sto-len Debt Securities and coupons and to maintain agencies in respect of the Debt Securities) with respect to the Debt Secu-rities of that series and any related coupons and the appli-cable Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations with respect to the Debt Securities and coupons of that series under the cove-nants described under "Covenants" ("covenant defeasance").

          The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to the covenants described under "Covenants."

          To exercise either option as to a series, the Company must deposit in the trust (the "defeasance trust") with the applicable Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Debt Securities of the series to redemption or maturity and must comply with certain other conditions. In particular, if the defeasance occurs more than twelve months prior to the earlier of the maturity or the date fixed for redemption of the series to be defeased, the Company must obtain an opinion of tax coun-sel that the defeasance will not result in recognition for Fed-eral income tax purposes of any gain or loss to holders of the series. "U.S. Government Obligations" are direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

Conversion Rights of Debt Securities

          If so indicated in the applicable Prospectus Supple-ment with respect to a particular series of Debt Securities, holders of such series of Debt Securities will be entitled, at any time prior to the date set forth in the Prospectus Supple-ment relating to such series, subject to prior redemption, to convert such Debt Securities or portions thereof (which are $1,000 or integral multiples thereof) into Common Stock, at the conversion rate stated in the Prospectus Supplement, subject to adjustment as described below or in the applicable Prospectus

Supplement. The right to convert Debt Securities called for redemption will terminate at the close of business on the redemption date, and will be lost if not exercised prior to that time unless the Company defaults in making the payments due upon redemption.

          To convert a Debt Security, a Holder must
(i) complete and manually sign the conversion notice (the "Con-version Notice") on the back of the Debt Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency main-tained for such purpose, (ii) surrender the Debt Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. The date by which such notice shall have been received and the Debt Security shall have been so surrendered to the Conversion Agent is the Conversion Date. Such Conversion Notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

          Unless otherwise provided in the applicable Prospec-tus Supplement, the conversion rate is subject to adjustment upon the occurrence of certain events, including the issuance of Common Stock as a dividend or distribution on the Common Stock; subdivisions, combinations and certain reclassifications of Common Stock; the issuance to all holders of Common Stock of shares or certain rights or warrants to subscribe for shares of Common Stock at less than the then current Market Price per share; and the distribution to all holders of Common Stock of any assets (other than cash dividends paid out of retained earnings) or debt securities or any rights or warrants to pur-chase assets or debt securities. The Company may also increase the conversion rate at any time, temporarily or otherwise, by any amount so long as the conversion rate does not cause Common Stock to be issued at less than its par value.

          No adjustment in the conversion rate will be required unless such adjustment would require a change of at least 1% of the price then in effect; provided, however, that any adjust-ment that would otherwise be required to be made shall be car-ried forward and taken into account in any subsequent adjustment.

          If any Debt Security is converted between the record date for the payment of interest and the next succeeding inter-est payment date, such Debt Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Debt Security shall have been called for redemption during such period, in which case no such payment shall be required), and the interest on the principal amount of the Debt Security being converted will be paid on such next succeeding interest payment date to the registered holder of such Debt Security on the immediately preceding record date. A Debt Security converted on an interest payment date need not be accompanied by any pay-ment, and the interest on the principal amount of the Debt Security being converted will be paid on such interest payment date to the registered holder of such Debt Security on the immediately preceding record date, except as otherwise provided by the applicable Indenture. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Subordinated Debt Security or for dividends on the Common Stock issued on conversion.

Limitations on Issuance of Bearer Securities

          In compliance with United States federal tax laws and regulations, Bearer Securities (including Debt Securities in permanent global bearer form) may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) other than to offices located outside the United States of United States financial institutions (as defined in Treasury Regulations Section 1.165.12(c)(1)(v)) that are purchasing for their own account or for the account of a customer and that agree in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of Bearer Securities must agree that such person will not offer, sell, resell, or deliver any Bearer Securities in the United States or to United States persons (other than the financial institutions which are described above, and which agree to provide a certificate to that effect) in connection with the original issuance thereof. In addition, any such underwriters, agents and dealers must agree to send a confirma-tion to each purchaser of a Bearer Security confirming that such purchaser represents that it is not a United States person or, if it is a United States person, it is a financial institu-tion described above purchasing for its own account or the account of a customer and, if such person is a dealer, that it will send similar confirmations to its purchasers. In connection with the original issuance of the Bearer Securities, such Bearer Securities will be delivered in permanent form (or issued, if the obligation is not in permanent form) to the per-son entitled to physical delivery thereof only upon presenta-tion of a certificate signed by such person to the Company, underwriter, agent or dealer participating in the offering of Bearer Securities, which certificate states that the Bearer Security is not being acquired by or on behalf of a United States person, or for offer to resell or for resale to a United States person or any person inside the United States, or, if a beneficial interest in a Bearer Security is being acquired by a United States person, that such person is a financial institu-tion as defined in Treasury Regulations Section 1.165.12(c)(1)(v) or is acquiring through a financial institu-tion and that the Bearer Security is held by a financial insti-tution that has agreed to comply with the requirements of
Section 165(j)(3)(A), (B), or (C) of the Code and the regula-tions thereunder and that it is not purchasing for offer to resell or for resale inside the United States, Bearer Securi-ties and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States per-son who holds this obligation will be subject to limitations under the United States income tax laws, including the limita-tions provided in Sections 165(j) and 257(a) of the Internal Revenue Code." The Code Sections referred to in such legend provide that a United States person (other than a United States financial institution described above or a United States person holding through such financial institution) who holds a Bearer Security will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

          As used herein, "United States person" means a citi-zen or resident of the United States, a corporation, partner-ship or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its pos-sessions, the Commonwealth of Puerto Rico and other areas sub-ject to its jurisdiction.

Governing Law

          The Indentures and the Debt Securities will be gov-erned by, and construed in accordance with, the laws of the State of New York.

                 DESCRIPTION OF CAPITAL STOCK

General

          The Company is authorized to issue 150,000,000 shares of Common Stock, par value $1.00 per share and 10,000,000 shares of Preferred Stock, par value $1.00 per share. All out-standing shares of Common Stock are fully paid and nonassessable.

Common Stock

          Subject to any limitations prescribed in connection with the issuance of any outstanding shares of Preferred Stock, dividends, as determined by the Board of Directors of the Com-pany, may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. The holders of Common Stock are entitled to one vote per share and do not have cumulative voting or preemptive rights. The Company's Common Stock is not subject to further calls and all of the outstanding shares of Common Stock are fully paid and nonas-sessable, except to the extent that under Section 630 of the New York Business Corporation Law, the ten largest shareholders of the Company, as determined by the fair value of their respective beneficial interests, may under certain circum-stances be held personally liable for certain debts of the Company.

          On March 7, 1986, the Board of Directors declared a dividend distribution of one Common Stock Purchase Right (the "Right") for each share of Common Stock outstanding on March 21, 1986. Shares issued subsequent to March 21, 1986 automatically receive these Rights. A more detailed descrip-tion of the terms of the Company's Rights is contained in the March 7, 1986 Form 8-K and the June 21, 1990 Form 8-K, both of which are incorporated herein by reference.

          The Board of Directors of the Company is divided into three classes having staggered three-year terms, so that the terms of approximately one-third of the directors will expire each year. The Company's Certificate of Incorporation requires the affirmative vote of two-thirds of all outstanding shares entitled to vote to remove directors or to adopt, amend or repeal any By-law, or any provision of the Certificate of Incorporation, relating to (i) the number, classification and terms of office of directors, (ii) the quorum of directors required for the transaction of business, (iii) the filling of newly created directorships and vacancies occurring in the Board of Directors, (iv) the removal of directors, or (v) the power of the Board of Directors to adopt, amend or repeal By-laws of the Company or the vote of the Board of Directors required for any such adoption, amendment or repeal.

          The Company's Certificate of Incorporation authorizes the Board of Directors from time to time to authorize the issu-ance of Preferred Stock without any action of the shareholders and to fix the dividend and liquidaton preferences, voting rights, concession privileges and redemption terms of any series of Preferred Stock. The existence of the Rights, the division of the Board of Directors into classes and the ability to fix the terms of a series of Preferred Stock could have the effect of delaying or preventing a change in control of the Company.

          The Common Stock is listed on the New York Stock
Exchange and the Pacific Stock Exchange. The Transfer Agent for the Common Stock is The Bank of New York.

Preferred Stock

          As of the date of the Prospectus there are no out-standing shares of Preferred Stock. The Preferred Stock may be issued by resolution of the Company's Board of Directors from time to time without any action of the shareholders. Such res-olutions may authorize issuances in one or more series, and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms, and other privileges and rights of the shareholders of each class or series so authorized. The specific terms of any series of Pre-ferred Stock will be described in the Prospectus Supplement relating to such series.

              DESCRIPTION OF SECURITIES WARRANTS

          The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities, Preferred Stock or Common Stock. Each series of Securities Warrants will be issued under a sepa-rate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as War-rant Agent (the "Warrant Agent"), all as set forth in the Pro-spectus Supplement relating to the particular issue of offered Securities Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrant certificates relating to the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant certificates or benefi-cial owners of Securities Warrants. The following summaries of certain provisions of the Warrant Agreements and Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provi-sions of the Warrant Agreement and the Securities Warrant cer-tificates relating to each series of Securities Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Pro-spectus is a part at or prior to the time of the issuance of such series of Securities Warrants.

General

          If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securi-ties Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where appli-cable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exer-cise of such Securities Warrants and whether such Debt Securi-ties are Senior Debt Securities or Subordinated Debt Securi-ties; (iii) the designation and terms of any series of Debt Securities or Preferred Stock with which such Securities War-rants are being offered and the number of such Securities War-rants being offered with each such Debt Security or share of Preferred Stock; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities or Preferred Stock will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (vii) whether the Securities Warrants will be issued in registered or bearer form; (viii) any special United States Federal income tax consequences; (ix) the terms, if any, on which the Company may accelerate the date by which the Securi-ties Warrants must be exercised; and (x) any other terms of such Securities Warrants.

          In the case of Securities Warrants for the purchase of Preferred Stock or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, the exercise price and, in the case of Securities Warrants for Preferred Stock, the designation, aggregate number and terms of the series of Pre-ferred Stock purchasable upon exercise of such Securities War-rants; (iii) the designation and terms of the series of Debt Securities or Preferred Stock with which such Securities War-rants are being offered and the number of such Securities War-rants being offered with each such Debt Security or share of Preferred Stock; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities or Preferred Stock or Common Stock will be transferable sepa-rately; (v) the date on which the right to exercise such Secu-rities Warrants shall commence and the Expiration Date; (vi) any special United States Federal income tax consequences; and
(vii) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Stock or Common Stock will be offered and exercisable for United States dollars only and will be in registered form only.

          Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the appli-cable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, includ-ing the right to receive payments of principal, of premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Stock or Com-mon Stock, holders of such Securities Warrants will not have any rights of holders of such Preferred Stock or Common Stock, including the right to receive payments of dividends, if any, on such Preferred Stock or Common Stock, or to exercise any applicable right to vote.

Exercise of Securities Warrants

          Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

          Securities Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Pro-spectus Supplement of the amount required to purchase the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise together with certain infor-mation set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price in cash or by certified or official bank check, subject to the receipt within five (5) business days of the Securities Warrant cer-tificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the appli-cable Prospectus Supplement, the Company will, as soon as prac-ticable, issue and deliver the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants repre-sented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

Amendments and Supplements to Warrant Agreements

          The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

Warrant Adjustments

          The applicable Prospectus Supplement will specify the manner, if any, in which the exercise price of, and the number or amount of securities covered by, a Common Stock Warrant or Preferred Stock Warrants are subject to adjustment in certain circumstances.

                     PLAN OF DISTRIBUTION

          The Company may sell the Securities (i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. The Prospectus Supplement relating to the Securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the Securities and the proceeds to the Company from such sale, any underwriting discounts, commissions and other items constitut-ing underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers and any securi-ties exchanges on which the Securities may be listed.

          If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Securities may be offered to the public either through under-writing syndicates represented by one or more managing under-writers or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obliga-tions of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the accompanying Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be sub-ject to any conditions set forth in the accompanying Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

          Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnifica-tion by the Company against certain civil liabilities, includ-ing liabilities under the Securities Act of 1933, as amended, or to contribution by the Company to payments they may be required to make in respect thereof.

          Each underwriter, dealer and agent participating in the distribution of any Debt Securities which are Bearer Secu-rities will agree that it will not offer, sell or deliver, directly or indirectly, Bearer Securities in the United States or to United States persons (other than qualifying financial institutions), in connection with the original issuance of the Debt Securities. See "Limitations on Issuance of Bearer Securities."

          Debt Securities may not be offered or sold directly or indirectly in Great Britain other than to purchasers whose ordinary business it is to buy or sell shares or debentures (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985), and this Prospectus and any Prospectus Supplement or any other offering material relating to the Debt Securities may not be distributed in or from Great Britain other than to persons whose business involves the acquisition and disposal, or the holding, of securities whether as principal or as agent.

          Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for the Company in the ordinary course of business.

                         LEGAL MATTERS

          Certain legal matters in connection with the Securi-ties will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York, and for any underwriters, by counsel named in the related Prospectus Supplement.

                            EXPERTS

          The consolidated financial statements and schedules of General Signal Corporation at December 31, 1993 and 1992, and for the years then ended, appearing or incorporated by refer-ence in General Signal Corporation's Annual Report (Form 10-K) for the year ended December 31, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          The statements of earnings, shareholders' equity and cash flows and related schedules of General Signal Corporation and consolidated subsidiaries for the year ended December 31, 1991 (prior to the acquisition of Revco Scientific, Inc.) which appear in the December 31, 1993 annual report on Form 10-K of General Signal Corporation, have been incorporated by reference herein and elsewhere in the Prospectus in reliance upon the report of KMPG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                            PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission
  Registration Fee ...............................   $ 75,000
Cost of Printing .................................     40,000
Rating Agency Fees ...............................     60,000
Independent Auditors' Services and Expenses ......     20,000
Legal Services and Expenses (including
  Blue Sky fees and expenses) ....................     75,000
Trustee's Fees and Expenses ......................     20,000
Miscellaneous ....................................     10,000

                           Total .................    300,000


          Other than the SEC Registration Fee, all amounts set forth above are estimates.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article V, Section 1, Paragraph 1 of the By-Laws of the Company reads as follows:

          "SECTION 1: Except to the extent expressly prohibited by the New York Business Corporation
     Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether by or in the right of the Corporation or otherwise, by reason of the fact that such per-son or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation or any other corporation, partnership, joint ven-ture, trust, employee benefit plan or other enter-prise in any capacity while he or she was such a director or officer (hereinafter referred to as 'Indemnified Person'), against judgments, fines, penalties, amounts paid in settlement and reason-able expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemni-fication shall be made if a judgment or other final adjudication adverse to such Indemnified
     Party establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were mate-rial to the cause of action so adjudicated, or
     (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled."

          The Company also has entered into individual con-tracts with its directors, Chief Financial Officer and General Counsel providing for indemnification similar to the indemnifi-cation provisions in the Company's By-Laws. A copy of the Com-pany's By-Laws has been filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          Sections 721 through 726 of the New York Business Corporation Law ("BCL") contain provisions for indemnification by the Company, under certain circumstances, of officers and directors of the Company for certain liabilities which may be incurred by them in their capacities as such.

          The Company has purchased insurance to indemnify the Company and all of its directors, officers and certain other employees who hold management positions in the Company and its operating divisions and subsidiaries for those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of New York.

          The Company's Restated Certificate of Incorporation includes a provision eliminating directors' liability to the Company and shareholders of the Company in certain circum-stances authorized by New York law. This provision, which is authorized by Section 402(b) of the BCL, provides that a direc-tor shall not be personally liable to the Company or its share-holders for monetary damages for breach of duty as a director unless the director's acts or omissions (a) were in bad faith,
(b) involved intentional misconduct or a knowing violation of law, (c) resulted in the director deriving an improper personal benefit, or (d) resulted in the paying of a dividend, the approval of a stock repurchase, the distribution of corporate assets upon dissolution, or the making of a loan to a director in violation of Section 718 of the BCL.

Item 16.  EXHIBITS.

     1.1  --   Form of Underwriting Agreement
     3.1  --   Restated Certificate of Incorporation of
               General Signal Corporation, as amended
               through April 21, 1994  (incorporated
               herein by reference to Exhibit 3.1 of
               the Company's Quarterly Report on Form
               10-Q for the quarter ended March 31,
               1994 (the "March 1994 Form 10-Q"))
     3.2  --   By-laws of General Signal Corporation,
               as amended through April 21, 1994
               (incorporated herein by reference to
               Exhibit 3.2 of the March 1994 Form 10-Q)
     4.1  --   Form of Senior Indenture
     4.2  --   Form of Subordinated Indenture
     4.3  --   Copies of the instruments with respect
               to the Company's long-term debt are
               available to the Securities and Exchange
               Commission upon request
     4.4  --   Copies of the Credit Agreements among
               General Signal Corporation and Various
               Commercial Banking Institutions, as
               amended through January 12, 1994, as
               described in the Notes to Financial
               Statements (incorporated herein by ref-
               erence to Exhibit 4.2 of the Company's
               Annual Report on Form 10-K for the year
               ended  December 31, 1993 (the "1993 Form
               10-K")
     5.1  --   Opinion of Cahill Gordon & Reindel
     12.1 --   Statement of Computation of Ratio of
               Earnings to Fixed Charges for the five
               years ended December 31, 1993 (incorpo-
               rated herein by reference to Exhibit
               11.0 of the 1993 Form 10-K)
     12.2 --   Statement of Computation of Ratio of
               Earnings to Fixed Charges for the three
               months ended March 31, 1994 (incorpo-
               rated herein by reference to
               Exhibit 11.1 of the Company's Report on
               10-Q for the quarter ended March 31,
               1994)
     23.1 --   Consent of Ernst & Young
     23.2 --   Consent of KPMG Peat Marwick
     24.1 --   Consent of Cahill Gordon & Reindel
               (included as part of Exhibit 5.1)

     26.1 --   Form T-1 Statement of Eligibility and
               Qualification of the Senior Trustee
               under the Trust Indenture Act of 1939,
               as amended (to be filed by amendment)
     26.2 --   Form T-1 Statement of Eligiblity and
               Qualification of the Subordinated Trus-
               tee under the Trust Indenture Act of
               1939, as amended (to be filed by
               amendment)

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which
offers or sales are being made, a post-effective amend-ment to this Registration Statement:

              (i) To include any prospectus required by Sec-tion 10(a)(3) of the Securities Act;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamen-tal change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses
(i) and (ii) of this paragraph shall not apply if the informa-tion required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursu-ant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any lia-bility under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being offered therein which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer-ing thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offic-ers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, offi-cer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling prece-dent, submit to a court of appropriate jurisdiction the ques-tion of whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) For purposes of determining any liability under the Securities Act, the information omitted from the form of pro-spectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the reg-istration statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reason-able grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned thereunto duly authorized in the City of Stam-ford, State of Connecticut, on the 12th day of May, 1994.

                              GENERAL SIGNAL CORPORATION



                              By:  /s/ Edgar J. Smith, Jr.
                                   Edgar J. Smith, Jr.
                                   Vice President, General
                                   Counsel and Secretary

                       Power of Attorney


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Stephen W. Nagy and Edgar J. Smith, Jr., and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.


     SIGNATURE                   TITLE                 DATE

/s/ Edmund M. Carpenter
(Edmund M. Carpenter)       Chairman and Chief     May 12, 1994
                            Executive Officer
                            and Director
                            (Principal Executive
                            Officer)

/s/ Stephen W. Nagy
(Stephen W. Nagy)           Senior Vice            May 12, 1994
                            President-
                            Finance and Chief
                            Financial Officer
                            (Principal Financial
                            Officer)

/s/ Terry J. Mortimer
(Terry J. Mortimer)         Vice President and     May 12, 1994
                            Controller
                            (Principal Accounting
                            Officer)

/s/ Ralph E. Bailey
(Ralph E. Bailey)           Director               May 12, 1994


/s/ Van C. Campbell
(Van C. Campbell)           Director               May 12, 1994

/s/ Ronald E. Ferguson
(Ronald E. Ferguson)        Director               May 12, 1994


/s/ John P. Horgan
(John P. Horgan)            Director               May 12, 1994



(C. Robert Kidder)          Director                     , 1994


/s/ Richard J. Kogan
(Richard J. Kogan)          Director               May 12, 1994


/s/ Nathan R. Owen
(Nathan R. Owen)            Director               May 12, 1994


/s/ Roland W. Schmitt
(Roland W. Schmitt)         Director               May 12, 1994


/s/ John R. Selby
(John R. Selby)             Director               May 12, 1994

                         INDEX TO EXHIBITS


                                                       SEQUENTIAL
     EXHIBITS                                          PAGE NUMBER


     1.1  --   Form of Underwriting Agreement
     4.1  --   Form of Senior Indenture
     4.2  --   Form of Subordinated Indenture
     5.1  --   Opinion of Cahill Gordon & Reindel
     23.1 --   Consent of Ernst & Young
     23.2 --   Consent of KPMG Peat Marwick
     23.3 --   Consent of Cahill Gordon & Reindel
               (included as part of Exhibit 5.1)
     26.1 --   Form T-1 Statement of Eligibility and
               Qualification of the Senior Trustee
               under the Trust Indenture Act of 1939,
               as amended
     26.2 --   Form T-1 Statement of Eligiblity and
               Qualification of the Subordinated Trus-
               tee under the Trust Indenture Act of
               1939, as amended